Exhibit 99.1

TELLURIAN INFORMATION

Explanatory Note

On February 10, 2017, Tellurian Inc., a Delaware corporation, which was, until February 10, 2017, known as Magellan Petroleum Corporation (“Tellurian” or the “Company”), completed the merger (the “Merger”) contemplated by the previously announced Agreement and Plan of Merger, dated as of August 2, 2016, by and among the Company, Tellurian Investments Inc., a Delaware corporation (“Tellurian Investments”), and River Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company, as amended by that certain First Amendment to Agreement and Plan of Merger, dated as of November 23, 2016, and that Second Amendment to Agreement and Plan of Merger, dated as of December 19, 2016. This Exhibit 99.1 provides certain information about Tellurian and its board of directors and management following the completion of the Merger.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares of Tellurian common stock owned beneficially by each director and executive officer of Tellurian immediately following the Merger:

	Amount and Nature of Beneficial Ownership
Name of Individual or Group	Shares	Percent of Class
Charif Souki	28,875,167	14.7%
Martin Houston	24,145,333	12.3%
Meg A. Gentle	11,700,000	5.9%
R. Keith Teague	5,850,000	3.0%
Daniel A. Belhumeur	1,300,000	**
Antoine Lafargue	815,551	**
Khaled Sharafeldin	585,000	**
Brooke A. Peterson	549,918	**
Dillon J. Ferguson	173,469	**
Diana Derycz-Kessler	10,969	**
Jean Jaylet	0	**

**	The percent of class owned is less than 1%.

Other Security Holders

The following table sets forth information (as of the date indicated) as to all persons or groups known to Tellurian to be beneficial owners of more than 5% of Tellurian’s issued and outstanding common stock immediately following the Merger:

Name and Address of Beneficial Holder	Shares Beneficially Owned	Percent of Class
TOTAL Delaware, Inc. (“TOTAL”) c/o TOTAL SA-Gas, Power & Renewables 2 place Jean Miller 92078 Paris La Defense Cedex	46,000,000	23.5%
Charif Souki 1201 Louisiana, Suite 3100 Houston, Texas 77002	28,875,167	14.7%
Souki Family 2016 Trust P.O. Box 4068 Aspen, Colorado 81612	26,000,000	13.3%
Martin Houston 1201 Louisiana, Suite 3100 Houston, Texas 77002	24,145,332	12.3%
Meg A. Gentle 1201 Louisiana, Suite 3100 Houston, Texas 77002	11,700,000	5.9%
Karim Souki Saifi Homes Building, 8th Floor Beirut Lebanon	9,750,000	5.0%

Tellurian, Tellurian Investments, TOTAL, Charif Souki, the Souki Family 2016 Trust and Martin Houston entered into a voting agreement pursuant to which Mr. Souki, the Souki Family 2016 Trust and Mr. Houston agreed to vote all shares of the combined company’s stock they own in favor of a board nominee designated by TOTAL for so long as TOTAL owns not less than ten percent (10%) of the outstanding shares of Tellurian Investments common stock or Tellurian common stock, as applicable. The foregoing amounts do not include shares TOTAL may be deemed to beneficially own as a result of the voting agreement.

Directors and Executive Officers

The following provides biographical information regarding the executive officers of Tellurian immediately following the Merger. Each of the persons described except Mr. Lafargue became an executive officer of Tellurian upon completion of the Merger.

Officers of Tellurian

Name	Title	Age
Meg A. Gentle	President and Chief Executive Officer	42
R. Keith Teague	Executive Vice President and Chief Operating Officer	52
Daniel A. Belhumeur	General Counsel	38
Antoine Lafargue	Chief Financial Officer	42
Khaled Sharafeldin	Chief Accounting Officer	53

Meg A. Gentle served as President and Chief Executive Officer of Tellurian Investments since August 31, 2016. Ms. Gentle previously served as Executive Vice President-Marketing at Cheniere

Energy, Inc. (“Cheniere”) from February 2014 until August 26, 2016 and served as Senior Vice President-Marketing from June 2013 to February 2014, Senior Vice President and Chief Financial Officer from March 2009 to June 2013, Senior Vice President-Strategic Planning & Finance from February 2008 to March 2009, Vice President of Strategic Planning from September 2005 to February 2008 and Manager of Strategic Planning from June 2004 to September 2005. Prior to joining Cheniere, Ms. Gentle spent eight years in energy market development, economic evaluation and long-range planning. She conducted international business development and strategic planning for Anadarko Petroleum Corporation, a publicly traded integrated energy company, from January 1998 to May 2004 and energy market analysis for Pace Global Energy Services, an energy management and consulting firm, from August 1996 to December 1998. Ms. Gentle received a B.A. in Economics and International Affairs from James Madison University in May 1996 and an M.B.A. from Rice University in May 2004. Ms. Gentle is qualified to serve as a director of the combined company due to her knowledge of and experience in the LNG industry and her experience and expertise in finance and financial reporting. In addition to her industry experience and financial qualifications, she is qualified due to her leadership skills and senior management experience in the LNG industry.

R. Keith Teague served as Executive Vice President and Chief Operating Officer of Tellurian Investments since October 10, 2016. Mr. Teague previously served as Executive Vice President, Asset Group at Cheniere from February 2014 until September 22, 2016. Mr. Teague served at Cheniere as Senior Vice President-Asset Group from April 2008 to February 2014. Mr. Teague also served as President of CQH Holdings Company, LLC (formerly known as Cheniere Pipeline Company), a wholly owned subsidiary of Cheniere, from January 2005 until September 22, 2016. Prior to April 2008, he served as Vice President-Pipeline Operations of Cheniere since May 2006. Mr. Teague began his career with Cheniere in February 2004 as Director of Facility Planning. Prior to joining Cheniere, Mr. Teague served as the Director of Strategic Planning for the CMS Panhandle Companies from December 2001 until September 2003. He began his career with Texas Eastern Transmission Corporation, where he managed pipeline operations and facility expansion. Mr. Teague received a B.S. in Civil Engineering from Louisiana Tech University and an M.B.A. from Louisiana State University.

Daniel A. Belhumeur served as General Counsel of Tellurian Investments since October 10, 2016. Mr. Belhumeur served at Cheniere Energy, Inc. as Vice President, Tax and General Tax Counsel from January 2011 to October 2016. He served as Cheniere’s Tax Director from January 2010 to December 2010. From 2007 to 2010, he served as Cheniere’s Domestic Tax Counsel. Mr. Belhumeur began his career in public accounting after he received his Bachelor’s degree and Master’s degree in Accounting from Texas A&M University. He then went on to obtain his law degree from the University of Kansas School of Law and his LL.M. from the Georgetown University Law Center.

Antoine J. Lafargue served as the Company’s President and Chief Executive Officer, Chief Financial Officer, Treasurer and Corporate Secretary from August 2016 until February 2017. From June 2015 to August 2016, Mr. Lafargue served as the Company’s Senior Vice President and Chief Financial Officer, Treasurer, and Corporate Secretary. From October 2014 to June 2015, Mr. Lafargue served as the Company’s Senior Vice President of Strategy and Business Development and Chief Commercial Officer, and from August 2010 to October 2014, Mr. Lafargue served as the Company’s Vice President, CFO and Treasurer. Previously, Mr. Lafargue served in a number of senior financial management positions in the United States and Europe, including with private equity and investment banking firms, focusing on investments in the energy and infrastructure sectors. Mr. Lafargue holds master’s degrees in Finance from the Ecole Superieure de Commerce de Paris and in Social and Political Sciences from the Institut d’Études Politiques, both located in France

Khaled Sharafeldin served as Chief Accounting Officer of Tellurian Investments since January 16, 2017. Mr. Sharafeldin served as Vice President – Internal Audit at Cheniere Energy, Inc. from April

2012 to January 2017. From 2010 to 2011 he served as Director – Quality Management at Pride International. From 2005 to 2010 Mr. Sharafeldin was Director of Internal Audit at Pride International. From 2003 to 2005, he served as Director of Internal Audit at BJ Services Company. From 1996 to 2003, he served in several financial management roles at Schlumberger Limited. From 1991 to 1996, he was employed by the public accounting firm Price Waterhouse LLP in Houston, Texas. Mr. Sharafeldin received his Bachelor of Commerce from Cairo University in Egypt. He is also a Certified Public Accountant in the State of California.

Directors of Tellurian

The following provides biographical information regarding the directors of Tellurian immediately following the Merger.

Name	Age
Charif Souki	64
Martin Houston	59
Meg A. Gentle	42
Dillon J. Ferguson	69
Diana Derycz-Kessler	51
Brooke A. Peterson	67
Jean Jaylet	52

Charif Souki served as a Director and Chairman of the Board of Tellurian Investments since February 2016. Mr. Souki founded Cheniere Energy, Inc. in 1996 and served as Chairman of the Board of Directors, Chief Executive Officer and President until December 2015. Prior to Cheniere, Mr. Souki was an investment banker. Mr. Souki serves on the board of trustees of the American University of Beirut and as a member of the Advisory Board of the Center on Global Energy Policy at Columbia University. Mr. Souki received a B.A. from Colgate University and an MBA from Columbia University. Mr. Souki is qualified to serve as a director of the combined company due to his knowledge of and experience in the LNG industry, including his leading the conception, development and construction of the first large-scale LNG export facility in the United States. In addition to his industry experience, he is qualified due to his leadership skills, long-standing senior management experience and public company board experience in the LNG industry.

Martin Houston served as a Director of Tellurian Investments since February 2016. He was also President of Tellurian Investments from February 2016 until August 2016. Immediately prior to Tellurian Investments, Mr. Houston served as Chairman of Parallax Enterprises starting in December of 2014. From February 2014 until December 2014, Mr. Houston was performing preliminary work related to the formation and business of Parallax Enterprises. Having spent more than three decades at BG Group plc, a FTSE 10 international integrated oil and gas company, Mr. Houston retired in February 2014 as the Group’s Chief Operating Officer and an executive director, which positions he held since November 2011 and 2009, respectively. From 2004 to 2009, he was a non-executive director of Severn Trent plc, he is a former director of the Society of International Gas Tanker and Terminal Operators (SIGTTO), and from 2008 to 2014 he was the vice president for the Americas of GIIGNL, the International Group of Liquefied Natural Gas Importers. Mr. Houston is the international chairman of the Houston-based investment bank Tudor Pickering Holt, sits on the National Petroleum Council of the United States, is a non-executive director of The British United Provident Association Limited (BUPA) (an international healthcare group, serving more than 14 million customers in over 190 countries), is a senior advisor to Pine Brook Partners (a private equity firm based in New York), and is a nonexecutive director of CC Energy Development (a private oil and gas exploration and production company). He was the first recipient of the CWC LNG

Executive of the Year award in 2011 and is a Companion of the Institution of Gas Engineers and Managers as well as a Fellow of the Geological Society of London. As a lover of opera, he sits on the Development Committee of the Royal Opera House in London. Mr. Houston is qualified to serve as a director of the combined company due to his knowledge of and experience in the LNG industry. In addition to his industry experience, he is qualified due to his leadership skills and long-standing senior management experience in the energy industry.

Dillon J. Ferguson served as a Director of Tellurian Investments since December 2016. Mr. Ferguson is a partner at Pillsbury Winthrop Shaw Pittman LLP in its energy and litigation practices. Mr. Ferguson focuses his practice on oil and gas law, with an emphasis on both transaction and litigation matters. His clients are comprised of companies and individuals who are engaged in oil and gas activities, including exploration, production, processing, transportation, marketing and consumption. Mr. Ferguson has been a partner at Pillsbury Winthrop Shaw Pittman LLP since May 2016. He was a partner at Andrews Kurth LLP from 2001 to May 2016. Mr. Ferguson earned his B.B.A. from The University of Texas at Austin in 1970 and his J.D. from South Texas College of Law in 1973. Mr. Ferguson is qualified to serve as a director of Tellurian due to his knowledge of and experience in the energy industry.

Diana Derycz-Kessler served as a Director of Tellurian Investments since December 2016. Ms. Derycz-Kessler has been a principal at Bristol Capital Advisors since 2000. Bristol Capital Advisors invests in emerging, growing public and private companies that are in a variety of sectors, including oil and gas, biotechnology, technology, education and real estate. Through her investment activities, she has taken on active operational roles, including special counsel to Bristol Capital Advisors, CEO of media arts college Los Angeles Film School, and manager of commercial property partnerships. Ms. Derycz-Kessler’s early career began as a lawyer in the international oil and gas sector, working through the law firm of Curtis, Mallet, Prevost, Colt & Mosle in New York. Subsequently she joined Occidental Petroleum, overseeing legal for its Latin American exploration and production operations. In 2016, Ms. Derycz-Kessler became a leader in UNESCO’s TeachHer program, a private public sector partnership bridging the global gender gap in education. Ms. Derycz-Kessler holds a law degree from Harvard Law School and a master’s degree from Stanford University in Latin American Studies. She obtained her undergraduate “double” degree in History and Latin American Studies from University of California, Los Angeles (UCLA). Ms. Derycz-Kessler is qualified to serve as a director of Tellurian due to her knowledge of and experience in the energy industry and her leadership and management experience.

Brooke A. Peterson served as a Director of Tellurian Investments since July 2016. He has been involved in construction, resort development and real estate for in excess of 35 years, and has been extensively involved in non-profit work since moving to Aspen in 1975. Mr. Peterson is a member of the Colorado Bar and has been licensed to practice law for over 30 years, has served as an arbitrator and mediator since 1985, and has served as a Municipal Court Judge in Aspen, Colorado, since 1981. Mr. Peterson has served as Manager of Ajax Holdings LLC and Ajax’s affiliated companies since December 2012 and as the Chief Executive Officer of Coldwell Banker Mason Morse since January 2013. Mr. Peterson earned his B.A. degree from Brown University in 1972 and his J.D. degree from the University of Denver College of Law in 1975. Mr. Peterson is qualified to serve as a director of Tellurian due to his knowledge of and experience in project development and the construction industry.

TOTAL has the right to designate for election one member of Tellurian’s board of directors. Jean Jaylet, whose biographical information is below, is the initial TOTAL designee. TOTAL will retain this right for so long as its percentage ownership of Tellurian’s voting stock is at least 10%. Tellurian, Tellurian Investments, TOTAL, Charif Souki, the Souki Family 2016 Trust, and Martin Houston entered into a voting agreement pursuant to which Messrs. Souki, the Souki Family 2016 Trust and Houston agreed to vote all shares of the combined company’s stock they own in favor of the TOTAL board designee for so long as TOTAL owns not less than ten percent (10%) of the outstanding shares of Tellurian common stock.

Jean Jaylet served as a director of Tellurian Investments since January 2017. He joined TOTAL S.A. in 1992 in the North Sea division of the Exploration & Production branch, initially as an economist and then as a transportation assets manager for TOTAL Exploration & Production Norge in Oslo. In 1999, he moved to the Gas and Power branch of the TOTAL group and was successively in charge of gas & power trading development for Europe and then gas trading manager in Houston. In 2006, Mr. Jaylet took the position of Vice President Marketing for TOTAL Indonesia based in Jakarta and became subsequently Vice President for the Southern Cone in Paris. Since August 2015, he has been Vice President LNG & Economy in the Gas, Renewables & Power branch of TOTAL and a member of the Gas Management Committee. Mr. Jaylet started his career in 1989 as economy lecturer at the IFP School (French Petroleum Institute) in France. He holds degrees from the Ecole Nationale Supérieure d’Arts et Métiers (ENSAM) and from the IFP School (energy and markets program). Mr. Jaylet is qualified to serve as a director of Tellurian due to his knowledge of and experience in the energy industry.

Director Compensation

The Tellurian Investments compensation committee approved the following grants of shares of Vested Stock (as defined below) of Tellurian Investments under the Amended and Restated Tellurian Investments Inc. 2016 Omnibus Incentive Plan (the “Legacy Plan”) to each of the following directors of Tellurian Investments: (i) 13,014 shares to Brooke Peterson; (ii) 8,438 shares to Diana Derycz-Kessler; and (iii) 8,438 shares to Dillon Ferguson. The grants were made on February 8, 2017, pursuant to the terms of the Legacy Plan and the individual award agreements entered into with each of the directors.

Tellurian has not yet determined other compensatory arrangements for its directors but expects to do so in the near future.

Executive Officer Compensation

Overview of Compensation for Meg A. Gentle, President and Chief Executive Officer

Ms. Gentle’s employment letter provides for an annual base salary of $600,000. On September 16, 2016, Tellurian Investments’ board of directors allowed Ms. Gentle to purchase 2,000,000 shares of Tellurian Investments common stock pursuant to the Legacy Plan for $0.50 per share and Tellurian Investments has recognized $3.00 per share as compensation to Ms. Gentle. On September 19, 2016, Ms. Gentle was granted 2,500,000 shares of Tellurian Investments restricted common stock pursuant to the Legacy Plan. Such restricted shares do not vest until FID.

Overview of Compensation for R. Keith Teague, Executive Vice President and Chief Operating Officer

Mr. Teague’s employment letter provides for an annual base salary of $400,000. On September 23, 2016, Tellurian Investments’ board of directors allowed Mr. Teague to purchase 2,000,000 shares of Tellurian Investments common stock for $0.50 per share, and Tellurian Investments has recognized $2.95 per share as compensation to Mr. Teague. Additionally, upon Mr. Teague commencing employment on October 10, 2016, Mr. Teague was granted 2,500,000 shares of Tellurian Investments restricted common stock pursuant to the Legacy Plan. Such restricted shares do not vest until FID.

Overview of Compensation for Daniel A. Belhumeur, General Counsel

Mr. Belhumeur’s employment letter provides for an annual base salary of $300,000. Beginning on January 1, 2018, Tellurian Services has the right to increase the base salary. Mr. Belhumeur received a signing bonus of $200,000 on the first payroll date following his commencement of employment. Mr. Belhumeur’s employment letter also provides for an annual target bonus of 100% of Mr. Belhumeur’s base salary with a stretch target of 150%. The annual bonus is purely discretionary on the part of Tellurian Services and will be based on achievement of various performance milestones of Tellurian Services, Tellurian Investments and Mr. Belhumeur. On October 10, 2016, Mr. Belhumeur was granted 1,000,000 shares of Tellurian Investments restricted common stock pursuant to the Legacy Plan. 900,000 of such restricted shares do not vest until FID, and the remaining 100,000 vested at the closing of the merger.

Overview of Compensation for Khaled Sharafeldin – Chief Accounting Officer

Mr. Sharafeldin’s employment letter provides for an annual base salary of $285,000. Beginning on January 1, 2018, Tellurian Services has the right to increase the base salary. On February 2, 2017, Mr. Sharafeldin was granted 450,000 shares of Tellurian Investments restricted common stock pursuant to the Legacy Plan. 405,000 of such restricted shares do not vest until FID, and the remaining 45,000 vested at the closing of the merger.

Information regarding Mr. Lafargue’s compensation arrangements following completion of the Merger is set forth in the definitive proxy statement/prospectus relating to the Merger as filed with the Securities and Exchange Commission on January 13, 2017.

Other Officer Compensation

Termination of Existing Employment Agreements and Entry into Offer Letters

On February 8, 2017, Tellurian Services entered into offer letters with Christopher Daniels, Corporate Secretary; Howard Candelet, Senior Vice President – Projects; and Mark Evans, Senior Vice President – Gas Supply (the “Offer Letters”). In connection with entering into the Offer Letters, Messrs. Daniels, Candelet and Evans agreed to the termination of their prior employment agreements with Tellurian Services, which were each entered into in April 2016, including by waiving all rights under their respective agreements.

The Offer Letters are all in a similar form and set forth certain key elements of employment and compensation. The Offer Letters each provide that the executives will be based in Houston, Texas and will report to either Meg Gentle, President and CEO of Tellurian (Messrs. Daniels and Evans) or R. Keith Teague, Executive Vice President and Chief Operating Officer of Tellurian (Mr. Candelet).

Each of the Offer Letters provides for an annual base salary of $350,000, and an annual discretionary bonus based on company and performance milestones with a target value of 100% of base salary and a stretch target of 150% of base salary. Each of the Offer Letters provides that the executives may be eligible for equity awards under the Legacy Plan, or, after closing of the Merger, under the Tellurian Inc. 2016 Omnibus Incentive Compensation Plan. In consideration for entering into each offer letter and agreeing to waive all rights under their prior employment agreements, the compensation committee of the Tellurian Investments board of directors has approved the grant of 76,923 shares of “vested stock” under the Legacy Plan to each offer letter recipient (“Vested Stock”) (described further below in the section entitled “Grants of Vested Stock”).

Amendment of Tarek Souki’s Employment Agreement

On February 8, 2017, Tellurian LNG UK Ltd entered into a letter amendment (the “Amendment”) to Tarek Souki’s, Senior Vice President – LNG Sales, employment agreement, dated as of August 5, 2016 (the “T. Souki Employment Agreement”). Pursuant to the Amendment, Mr. Souki’s annual discretionary bonus entitlement was modified such that his target annual bonus decreased from 150% of his base salary to 100% of his base salary, and his stretch target decreased from 200% of his base salary to 150% of his base salary.

In consideration for entering into the Amendment, the Tellurian Investments compensation committee approved the grant of 76,923 shares of Vested Stock under the Legacy Plan (described further below in the section entitled “Grants of Vested Stock”).

Except as specifically set forth in the Amendment and summarized herein, the terms and conditions of the T. Souki Employment Agreement remain unchanged and shall continue in full force and effect following the effective date of the Amendment.

Grants of Vested Stock

In consideration for the entry into the Offer Letters and the Amendment, the Tellurian Investments compensation committee approved the grant of 76,923 shares of Vested Stock of Tellurian Investments under the Legacy Plan to each of Messrs. Daniels, Candelet, Evans and Souki. The grants were made on February 8, 2017, pursuant to the terms of the Legacy Plan and the individual award agreements entered into with each of the executives.